Exhibit 5.1

Drinker Biddle & Reath LLP Letterhead

July 29, 2014

Aetna Inc.
151 Farmington Avenue
Hartford, CT 06156-3124

Re: Registration Statement on Form S-8 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Aetna Inc., a Pennsylvania corporation (“Aetna”), in connection with the Registration Statement to be filed by Aetna with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to 5,287,000 Aetna Common Shares, par value $0.01 (the “Common Stock”), to be issued pursuant to the Aetna Inc. 2010 Stock Incentive Plan, as amended (the “Plan”), and such presently indeterminate number of shares of Common Stock which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of Aetna’s Amended and Restated Articles of Incorporation, Aetna’s Amended and Restated By-Laws, the Plan, minutes and resolutions of the Aetna Board of Directors and such other documents and corporate records relating to Aetna and the issuance of the Common Stock as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by Aetna.  For issues of fact material to this opinion, we have examined and relied on certificates of public officials and of officers of Aetna.

Based upon the foregoing and having regard for such other legal considerations as we have deemed relevant, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the Commonwealth of Pennsylvania, and we do not express any opinion herein concerning any laws other than the laws of the Commonwealth of Pennsylvania.

July 29, 2014

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Drinker Biddle & Reath LLP DRINKER BIDDLE & REATH LLP